Exhibit 10.2

KILCOY GLOBAL FOODS, LTD.

2025 EQUITY INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors and consultants of outstanding ability and to motivate such key employees, directors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Applicable Laws: All laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this Plan or any Award granted pursuant to this Plan, including but not limited to applicable laws of Australia, the United States, the People’s Republic of China and the Cayman Islands, and the rules and requirements of any applicable national securities exchange.

(b)	Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto.

(c)	Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

(d)	Award: An Option, Stock Appreciation Right, Restricted Share Unit, Restricted Share, Performance Share Unit, Performance Unit or Other Share-Based Award.

(e)	Award Agreement: The document or documents by which each Award is evidenced, which may be in written or electronic form.

(f)	Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(g)	Board: The board of directors of the Company.

(h)	Cause: A termination of employment or service based upon a finding by the Service Recipient, acting in good faith and based on its reasonable belief at the time, that the Participant:

(i)	materially breached any of the provisions of any agreement with the Company or any other Service Recipient or any constitutional documents of the Company or any other Service Recipient;

(ii)	breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any other Service Recipient; or been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses), including but not limited to physical or verbal assault;

(iii)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(iv)	engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any other Service Recipient;

(v)	been negligent in the discharge of the Participant’s duties to the Company or any other Service Recipient, refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; or

(vi)	any other acts that would make material adverse effect to the business, reputation and the financial conditions of the Company or the Service Recipient.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Service Recipient first delivers written notice to the Participant of a finding of termination for Cause.

(i)	Change in Control: The occurrence of any of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or “group”, provided that any such sale or disposition shall not constitute, or is not expected to constitute, a Change in Control if the primary purpose of such sale or disposition is (x) for the Company to undertake an initial public offering; or (y) to create a holding entity for the Company that will be directly or indirectly owned in substantially the same proportions by the Persons which held the shares of the Company immediately prior to the consummation of such sale or disposition. For the purposes of this paragraph 2(h)(i), the phrase “substantially all” in relation to the assets of the Company shall be as determined by the Committee in its absolute discretion taking into account such information as the Committee may deem fit; or

(ii)	a transaction or a series of related transactions whereby any Person or “group” is or becomes the Beneficial Owner (except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by, directly or indirectly, acquiring “beneficial ownership” of more than 50% of the total voting power of the total voting stock of the Company outstanding immediately after such acquisition, including by way of merger, consolidation, tender or exchange offer or otherwise, provided that any such transaction or series of related transactions shall not constitute, or is not expected to constitute, a Change in Control if the primary purpose of such transaction or series of related transactions is (x) for the Company to undertake an initial public offering; or (y) to create a holding entity for the Company that will be directly or indirectly owned in substantially the same proportions by the Person which held the shares of the Company immediately prior to the consummation of such sale or disposition.

(j)	Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto.

(k)	Committee: The Compensation Committee of the Board (or a successor thereto), or any other individuals authorized by the Compensation Committee of the Board under this Plan. Reference to the Committee shall refer to the Board in absence of the Committee.

(l)	Company: Kilcoy Global Foods, Ltd., an exempted company incorporated under the laws of the Cayman Islands.

(m)	Disability: Inability of a Participant to perform in all material respects his duties and responsibilities to the Company, or any Affiliate, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of not less than ninety (90) consecutive days or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

(n)	Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board in connection with such approval.

(o)	Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates and (ii) a Participant’s services as a non-executive director, if the Participant is a non-executive member of the Board and (iii) a Participant’s services as a consultant or adviser if the Participant is a consultant or adviser of the Company or any of its Affiliates.

(p)	Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing sales price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange, the closing sales price of the Shares on such date as traded on the Nasdaq Stock Market, or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange, including the Nasdaq Stock Market on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, or (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(q)	ISO: An Option that is also an incentive stock option granted pursuant to Section 6 of the Plan.

(r)	LSAR: A limited stock appreciation right granted pursuant to Section 7 of the Plan.

(s)	Other Share-Based Awards: Awards granted pursuant to Section 10 of the Plan.

(t)	Option: A stock option granted pursuant to Section 6 of the Plan.

(u)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6 of the Plan.

(v)	Participant: A person who, as an employee or director or consultant of the Company or any of its Affiliates or other individuals, as the Committee may authorize and approve, has been granted an Award pursuant to the Plan.

(w)	Performance Share Units: An unfunded and unsecured promise to deliver Shares, determined based on the extent to which applicable performance goals are achieved, granted under Section 9 of the Plan;

(x)	Performance Units: An unfunded and unsecured promise to deliver a monetary amount, determined based on the extent to which applicable performance goals are achieved, which could be settled in shares or in cash or a combination thereof, granted under Section 9 of the Plan;

(y)	Person: A “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(z)	Plan: This 2025 Equity Incentive Plan of Kilcoy Global Foods, Ltd.

(aa)	Restricted Period: The period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.

(bb)	Restricted Shares: Shares, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.

(cc)	Restricted Share Units: An unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.

(dd)	Service Recipient: The Company or Subsidiary of the Company to which a Participant provides services as an employee, a director or a consultant.

(ee)	Shares: Ordinary Shares of the Company, par value US$0.0002 per share, and such other securities of the Company that may be substituted for Shares.

(ff)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(gg)	Subsidiary: A corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned or controlled directly or indirectly by the Company.

(hh)	U.S. Securities Act: The Securities Act of 1933, as amended, or any successor thereto.

3.	Shares Subject to the Plan

(a)	Subject to the provisions of Section 11 and paragraph (b) of this Section 3, the maximum number of Shares which may be issuable pursuant to the Plan and other applicable share incentive schemes of the Company shall be equal to 3% of the total issued and outstanding shares of the Company as of the earlier of: (i) the first business day immediately following the closing of the Company’s initial public offering, or (ii) December 31, 2025.

(b)	If an Award (or any portion thereof) terminates, expires or lapses or is cancelled for any reason, any Shares subject to the Award (or such portion thereof) shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, then the number of Shares subject to such Award (or such portion of an Award) shall again be available for grant pursuant to the Plan. However, Shares that have actually been issued under the Plan, pursuant to Awards under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if any restricted Shares are forfeited, then such restricted Shares shall form part of the authorized but unissued share capital of the Company and may become available for future grant under the Plan (to the extent permitted under Applicable Laws).

(c)	Shares withheld or not issued by the Company upon the grant, exercise or vesting of any Award under the Plan, in payment of the exercise or purchase price thereof or tax obligation or withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a). If any Restricted Shares are repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a). Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive share option under Section 422 of the Code.

4.	Administration

The Plan shall be administered by the Board, or the Committee to whom the Board shall delegate the authority to grant or amend Awards to Participants other than any of the Committee members, Independent Directors and executive officers of the Company. The Committee shall be entitled to delegate its duties and powers in whole or in part under this Plan to any other authorized individuals, provided, that such delegation is made in accordance with the purpose of this Plan and in the best interests of the Company. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee shall require payment of any amount it may determine to be necessary to withhold for any applicable taxes as a result of the exercise, grant or vesting of an Award.

5.	Limitations

No Award may be granted under the Plan after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs for U.S. federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. Except for the Options to be granted on the date of the initial public offering, the Option Price per Share shall be determined by the Committee and may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Option is granted; provided, that no Option may be granted to a U.S. Person with an Option Price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code, or the Participant’s consent; provided, further, that non-qualified Options may be granted with an Option Price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for an option granted by another company, whether in connection with an acquisition of such other company or otherwise. To avoid any doubt, the Option Price per Share for the Options to be granted on the date of the initial public offering, or granted to non-U.S. persons, shall be fully determined by the Committee.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten (10) years after the date it is granted.

(c)	Exercise of Options. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten (10) years, except as provided in Section 15. The Committee shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) to the extent permitted by the Committee, by the sale by the Participant to the Company of such Shares held by the Participant having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased for a repurchase price equal the aggregate Option Price for the Shares, and the utilization of the purchase price as the payment of the aggregate Option Price for the Shares and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and, to the extent permitted by the Committee and subject to the other requirements and conditions set forth above in (ii), partly in Shares, (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) through any other method or combination of methods approved by the Committee in its sole discretion, provided that such methods comply with applicable laws and regulations and the terms of this Plan. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares as determined and recognized by the Committee, and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs to certain Participants who are employees of the Company and its Subsidiaries. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth (15th) anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)	Vesting Schedule. The total number of Ordinary Shares subject to an Option may vest and become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

(f)	Effects of Termination of Employment or Service on Options. Termination of employment or service shall have the following effects on Options granted to the Participants:

(i) Dismissal for Cause. Unless otherwise provided in the Award Agreement or with prior written confirmation of the Committee, if a Participant’s employment by or service to the Service Recipient is terminated by the Service Recipient for Cause, the Participant’s Options will terminate upon such termination, whether or not the Option is then vested and/or exercisable;

(ii) Death or Disability. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates as a result of the Participant’s death or Disability: (A) the Participant (or his or her legal representative or beneficiary, in the case of the Participant’s Disability or death, respectively), will have until the date that is one (1) year after the Participant’s termination of Employment or service to exercise the Participant’s Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of Employment or service on account of death or Disability; (B) the Options, to the extent not vested on the date of the Participant’s termination of Employment or service, shall terminate upon the Participant’s termination of Employment or service on account of death or Disability; and (C) the Options, to the extent exercisable for the one-year period following the Participant’s termination of Employment or service and not exercised during such period, shall terminate at the close of business on the last business day of the one-year period.

(iii) Other Terminations of Employment or Service. Unless otherwise provided in the Award Agreement, if a Participant’s employment by or service to the Service Recipient terminates for any reason other than a termination by the Service Recipient for Cause or because of the Participant’s death or Disability: (A) the Participant will have until the date that is six (6) months after the Participant’s termination of Employment or service to exercise his or her Options (or portion thereof) to the extent that such Options were vested and exercisable on the date of the Participant’s termination of Employment or service; (B) the Options, to the extent not vested on the date of the Participant’s termination of Employment or service, shall terminate upon the Participant’s termination of Employment or service; and (C) the Options, to the extent exercisable for the one-year period following the Participant’s termination of Employment or service and not exercised during such period, shall terminate at the close of business on the last business day of the one-year period.

(g)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

7.	Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award Agreement).

(b)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee subject to Applicable Laws; provided, that no Stock Appreciation Right may be granted to a U.S. Person with an exercise price per Share which is less than the greater of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)	Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8.	Terms and Conditions of Restricted Shares Units and Restricted Shares

(a)	General - Restricted Share Units and Restricted Shares. Each grant of Restricted Share Units and Restricted Shares shall be evidenced by an Award Agreement. Each Restricted Share Unit and Restricted Share so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)	Share Certificates and Book-Entry; Escrow or Similar Arrangement. The Committee determines that the share certificates representing Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Shares covered by such agreement. If a Participant shall fail to execute and deliver (in a manner determined by the Committee) an agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder as to Restricted Shares, except for the right to vote such Restricted Shares; provided, that any dividends payable on Restricted Shares that are fully vested and exercised shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Shares lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Shares to which such dividends relate). To the extent Restricted Shares are forfeited, any share certificates issued to the Participant evidencing such Shares shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a shareholder as to Restricted Share Units.

(c)	Vesting - Restricted Share Units and Restricted Shares. Restricted Share Units and Restricted Shares shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee or other individuals authorized and approved by the Committee.

(d)	Settlement of Restricted Share Units and Issuance of Restricted Shares.

(i)	Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units, the Company shall issue to the Participant or the Participant’s beneficiary, one (1) Share or such portion or multiple of a Share (or other securities or other property, as applicable) for each such outstanding Restricted Share Unit; provided, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Shares in lieu of issuing only Shares in respect of such Restricted Share Units; or (B) defer the issuance of Shares (or cash or part cash and part Shares, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing Shares in respect of such Restricted Share Units, the amount of such payment shall be equal to the Fair Market Value per Share as of the date on which the Restricted Period lapsed with respect to such Restricted Share Units.

(ii)	Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement.

(e)	Effects of Termination of Employment or Service on Other Awards. Effects of Termination of Employment or Service on Options prescribed in Section 6 of the Plan apply to other Awards under this Section, in the sole discretion of the Committee.

9.	Terms and Conditions of Performance Share Units and Performance Units

(a)	Grant. The Committee may grant performance awards to Participants which may be denominated in Shares (“Performance Share Units”) or notionally represented by a monetary value, and which may be settled in Shares, paid in cash, or a combination thereof (“Performance Units”). Such Awards will have Award Agreements containing provisions regarding (i) the target and maximum amount payable, (ii) the performance criteria and level of achievement versus those criteria that shall determine the amount of such payment, (iii) the performance period over which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned based on performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions, and (vii) further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee at its discretion.

(b)	Grant Size. Subject to the otherwise applicable Plan limits, the Committee has discretionary authority to determine the size of a Performance Share Unit or Performance Unit Award.

(c)	Performance Conditions and Vesting. Awards granted under this Section 9 shall be subject to such terms and conditions as the Committee, in its discretion, imposes in the relevant Award Agreement. These conditions may include service and/or pre-established performance requirements and goals over periods of one or more years that could result in the future forfeiture of all or part of the Awards granted in the event of the Participant’s termination with the Company prior to the expiration of any service conditions, and/or said performance criteria or other conditions are not met in whole or in part within the designated performance period. Performance criteria established by the Committee shall relate to corporate, group, unit, individual or other performance, and may be established according to financial or nonfinancial metrics, or such other measures or standards determined by the Committee. Multiple performance criteria may be used and the components of multiple performance criteria may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. After the end of the relevant performance period the Committee shall decide in its discretion the extent to which applicable performance goals/criteria have been attained, as well as the satisfaction of any other terms and conditions of an Award. Except as provided in Section 11, Awards granted under this Section 9 shall not be paid other than on the date specified in the relevant Award Agreement after the end of the performance period.

(d)	Dividend Equivalents and Voting. At the discretion of the Committee, Performance Share Units may be credited with amounts equal to the sum of all dividends and other distributions paid by the Company during the prior quarter on that equivalent number of Shares. Notwithstanding the previous sentence, any dividend equivalents or other distributions so credited shall be distributed (in either cash or Shares, with or without interest or other earnings, as provided in the Award Agreement at the discretion of the Committee) to the Participant only if, when, and to the extent the conditions imposed on the attendant Performance Share Units are satisfied, and in an amount equal to the sum of all quarterly dividends and other distributions paid by the Company during the relevant performance period on the equivalent number of Shares which become payable. Such dividend equivalents or other distributions shall be payable at the same time as the attendant Performance Share Units to which they relate, as provided under the applicable terms of the Plan and Award Agreement. Dividend equivalents and other distributions that are not so vested shall be forfeited. Dividend equivalents shall not be credited in respect to Performance Units. Participants who receive either Performance Share Units or Performance Units shall have no rights as shareholders and in particular shall have no voting rights.

The Committee may in its discretion permit Participants to defer receipt of any Shares or cash issuable under Performance Share Units or Performance Units subject to such rules and procedures as it may establish. In particular, the Committee shall establish rules relating to such deferrals intended to comply with the requirements of Section 409A of the Code, including without limitation, the time when a deferral election can be made, the period of the deferral, and the events that would result in payment of the deferred amount.

10.	Other Share-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Share-Based Awards”). Such Other Share-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Share-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Share-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Share-Based Awards; whether such Other Share-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

11.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any extraordinary cash dividend or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which ISOs may be granted, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards, including, without limitation, any applicable performance measures; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 11 shall be conclusive and binding for all purposes.

(b)	Change in Control. In the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to, (A) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price or exercise price of such Options or Stock Appreciation Rights, respectively, (B) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (C) provide that for a period (as determined in the sole discretion of the Committee), such Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect, or (D) if determined by the Committee in the applicable Award Agreement or otherwise, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control.

(c)	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.

12.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

Notwithstanding the foregoing, no provision herein shall prevent or forbid transfers by will, by the laws of descent and distribution, to a trust that was established solely for tax planning purposes and not for purposes of profit or commercial activity or, to one or more “family members” (as such term is defined in SEC Rule 701 promulgated under the U.S. Securities Act) by gift or pursuant to a qualified domestic relations order.

15.	Amendments or Termination

At any time and from time to time, the Board or the Committee may terminate, amend or modify the Plan. Except with respect to amendments made pursuant to this Section 15, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

16.	Section 409A

To the extend applicable, the Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment to a U.S. Person under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award, but only to the extent such payment is considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable on account of a separation from service within the meaning of Section 409A of the Code and during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six (6) months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days after the date of the Participant’s death. The Company shall use commercially reasonable efforts to implement the provisions of this Section 16 in good faith; provided, that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 16.

17.	Certain Securities Law Matters and Other Regulations

(a)	The obligation of the Company to settle Awards in Shares or other consideration shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the U.S. Securities Act or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the U.S. Securities Act any of the Shares to be offered or sold under the Plan;

(b)	The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of the Shares to the Participant, the Participant’s acquisition of the Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable.

(c)	Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option or Stock Appreciation Right in a manner that the Committee determines would violate the United States Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

18.	Multiple Jurisdictions

In order to assure the viability of Awards granted to Participants in various jurisdictions, the Committee may, in its sole discretion, may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom applicable in the jurisdiction in which the Participant resides, is employed, operates or is incorporated. Moreover, the Committee may approve such supplements to, amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall increase the Share limitation contained in Section 3 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted that would violate any Applicable Laws.

19.	Distribution of Shares

The obligation of the Company to make payments in Shares pursuant to an Award shall be subject to all Applicable Laws and to any such approvals by government agencies as may be required. Without limiting the generality of the foregoing, Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares purchased on the open market. Additionally, in the discretion of the Committee, American depositary shares, or ADSs, may be distributed in lieu of Shares in settlement of any Award; provided, that the ADSs shall be of equal value to the Shares that would have otherwise been distributed; provided, further, that, in lieu of issuing a fractional ADS, the Company shall make a cash payment to the Participant equal to the fair market value of such fractional ADS. If the number of Shares represented by an ADS is other than on a one-to-one basis, the limitations contained in Section 3 shall be adjusted to reflect the distribution of ADSs in lieu of Shares.

20.	Taxes

(a)	A Participant shall be required to pay to the Company or one or more of its Affiliates, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are statutorily required to be withheld in respect of an Award. Alternatively, the Company or any of its Affiliates may elect, in its sole discretion, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant.

(b)	Without limiting the generality of Section 20(a) above, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are statutorily required to be withheld with respect to an Award by (i) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof); or (B) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to an amount, subject to Section 20(c) below, not in excess of such minimum statutorily required withholding liability (or portion thereof).

(c)	The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, Shares having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).

21.	Foreign Currency

A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations. In the event the exercise price for an Award is paid in Australia dollar, Chinese Renminbi, or other foreign currency, as permitted by the Committee, the amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Committee on the date of exercise.

22.	Choice of Law and Dispute Resolution

The Plan shall be governed by and construed in accordance with the laws of the Cayman Islands.

23.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date and shall terminate ten (10) years later, subject to earlier termination by the Board or the Committee pursuant to Section 15 hereof.